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                             -----------------------

                     FIRST NATIONWIDE (PARENT) HOLDINGS INC.

                     12 1/2% Senior Exchange Notes due 2003

                             -----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 10, 1998


                       Supplementing the Indenture, dated
                          as of April 15, 1996, Between
                   First Nationwide (Parent) Holdings Inc. and
                        The Bank of New York, as Trustee


                             -----------------------

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                             -----------------------



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         FIRST SUPPLEMENTAL INDENTURE, dated as of September 10, 1998 (the
"First Supplemental Indenture"), among FIRST NATIONWIDE (PARENT) HOLDINGS INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK (the "Trustee"), as Trustee under the Indenture referred to herein.

         WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture, dated as of April 15, 1996 (the "Indenture") in respect of the 12 1/2% Senior Exchange Notes due 2003 (the "Securities"); and

         WHEREAS, Section 5.01 of the Indenture provides that if First Nationwide Holdings Inc. ("FN Holdings") merges with or into any other person and FN Holdings is not the survivor in such merger that the survivor of the merger must expressly assume by supplemental indenture all of the obligations of the Company under the Securities and the Indenture and that such surviving person shall be the successor Company and shall succeed to, and be substituted for, the Company under the Indenture; and

         WHEREAS, Section 1.01 of the Indenture defines "FN Holdings" as FN Holdings and its successors; and

         WHEREAS, Section 4.07(a) of the Indenture requires that to the extent any shares of Capital Stock of FN Holdings are beneficially owned by the Permitted Holders that the Company shall not permit such shares of FN Holding to be held of record by any person other than the Company; and

         WHEREAS, pursuant to Sections 5.01 and 1.01 of the Indenture the surviving person in a merger with FN Holdings would become both the "Company" and "FN Holdings" for purposes of the Indenture and Section 4.07(a) does not make provision for the circumstance in which FN Holdings and the Company are the same entity as a result of compliance with Section 5.01 of the Indenture; and

         WHEREAS, the Company and the Trustee desire to cure such ambiguity, omission, defect or inconsistency in the Indenture; and

         WHEREAS, Section 9.01(1) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities in order to cure any ambiguity, omission, defect or inconsistency; and



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            WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

            NOW, THEREFORE, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE I

                                    AMENDMENT

         SECTION 1.1. Amendment to Section 4.07. Section 4.07(a) of the Indenture is hereby amended by adding the following at the end of the first sentence thereof:

      ; provided, however, that the foregoing shall have no application if, as a result of compliance with the provisions of Section 5.01 hereof, the Company and FN Holdings are the same Person.


                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.1. Interpretation. Upon execution and delivery of this First Supplemental Indenture, the Indenture shall be modified and amended in accordance with this First Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this First Supplemental Indenture will control. The Indenture, as modified and amended by this First Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this First Supplemental Indenture, the provisions of the Indenture, as modified and amended by this First Supplemental Indenture, shall control.

         SECTION 2.2. Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provi-


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sion of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

         SECTION 2.3. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.4. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         SECTION 2.5. Headings. The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 2.6. Benefits of First Supplemental Indenture, etc. Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

         SECTION 2.7. Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

         SECTION 2.8. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

         SECTION 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.



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         SECTION 2.10. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 2.11. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.



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            IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed as of the date first written above.

                                            FIRST NATIONWIDE (PARENT)
                                              HOLDINGS INC.


                                  By:  /s/ Glenn P. Dickes
                                       ----------------------------------------
                                       Name:   Glenn P. Dickes
                                       Title:  Vice President and Secretary


                                  THE BANK OF NEW YORK, as Trustee


                                  By: _______________________________________
                                       Name:
                                       Title:



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            IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed as of the date first written above.

                                            FIRST NATIONWIDE (PARENT)
                                              HOLDINGS INC.


                                   By:
                                      --------------------------------------
                                        Name:   Glenn P. Dickes
                                        Title:  Vice President and Secretary


                                   THE BANK OF NEW YORK, as Trustee


                                   By: /s/ THOMAS C. KNIGHT
                                      --------------------------------------
                                        Name:          THOMAS C. KNIGHT
                                        Title:      ASSISTANT VICE PRESIDENT